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                                                                    EXHIBIT 10.1


                    PRODUCTION AGREEMENT FOR COMMERCIAL-GRADE
                         MELAFIND PIVOTAL TRIAL SYSTEMS


This Agreement, dated as of January 25, 2006, is between Askion GmbH., a German Company with limited liability, with its registered office at Gewerbepark Keplerstrasse, D-07549, Gera., Germany ("Askion") and Electro-Optical Sciences, Inc., a Delaware Corporation with its office at One Bridge Street, Suite 15, Irvington, New York 10533 USA ("EOS").

Askion and EOS are parties to a previous agreement, executed by Askion on 13/04/05 and by EOS on 18/05/05, as supplemented upon the parties' agreement to the Askion Price Proposal. Thereafter, Askion and EOS prepared a draft of this agreement, including certain Annexes. EOS later issued, and Askion accepted, certain purchase orders adopting certain provisions of the Annexes. This agreement executed on 13/04 and 18/05/2005 and these purchase orders are referred to collectively as the "First Agreement." The First Agreement obligates Askion to supply engineering design and production services to EOS relating to the development of a number of Test Fixtures, based upon specifications supplied by EOS, all as described therein, and the use of the Test Fixtures and other Askion equipment to test EOS-developed working models of the EOS proposed MelaFind product and its sub-assemblies. The First Agreement also obligates Askion, with support by EOS, to provide services and supplies to develop and produce at least four "Design Prototypes" for delivery to EOS. Finally, the First Agreement obligates the parties jointly to develop an agreed-upon set of specifications for prototypes that are capable of being utilized in a pivotal clinical trial for the purpose of proving the safety and effectiveness of MelaFind, an optical probe for the precise, multi-spectral imaging of suspicious lesions, the analysis of those lesions, and the automatic determination of whether or not the lesions represent melanoma, under the procedures mandated by the US FDA ("Pivotal Trial Systems").

Askion and EOS are also parties to a Letter of Intent, executed by Askion on 19/05/05 and by EOS on 31/05/05. The Letter of Intent recognized the need to develop a price for the sale by Askion and purchase by EOS of commercial-grade systems that will be used in the pivotal clinical trial for PMA approval of MelaFind ("Pivotal Trial Systems") as soon as sufficient progress was achieved in the development of final specifications and the production and testing of Design Prototypes. This Agreement will replace the Letter of Intent with respect to the Design Prototypes. The parties continue to express their mutual intent to collaborate in the design and production of commercial MelaFind units. This design will be based upon the Pivotal Trial Systems, modified as appropriate in light of the experience of EOS with the Pivotal Trial Systems in the pivotal clinical trial, and on the final ruling of the US FDA on the EOS pending application for PreMarket Approval of MelaFind.

THEREFORE, the parties to this agreement agree as follows:

      1. SPECIFICATIONS. The specifications for the Pivotal Trial Systems are set out in Annex 1 attached hereto (the "Specifications"). EOS shall be entitled to modify

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                                                                    EXHIBIT 10.1

the Specifications and to request corresponding modifications to the Askion design, under two conditions: (a) if testing of the Design Prototypes demonstrates that revision is required to correct defects, and (b) at the request of EOS but not because of the discovery of a defect. In the latter case, Askion shall only be required to implement the design modification if it is feasible. EOS shall be responsible for the extra cost of any such changes. Any request for a change shall be implemented by submission of a written change order request and a written response.

      2. PROCUREMENT. The complete Bill of Materials for each Pivotal Trial System is as set out in Annex 2-A. EOS shall be responsible for the acquisition and supply to Askion of those parts and sub-assemblies specified in Annex 2-B. Askion shall be responsible for the procurement of those parts and sub-assemblies specified in Annex 2-C.

      3. PRICE. EOS shall pay Askion the price set forth in Annex 3 in return for the delivery, on the delivery dates set out below, of 40 separate Pivotal Trial Systems. If EOS should request Askion to assemble and deliver more than 40 Pivotal Trial Systems, the price for each additional Pivotal Trial System shall be negotiated based on the cost of the first 40 units, but taking into account Askion's learning curve on the first 40 units.

      4. DELIVERY DATES. Askion will produce the first five Pivotal Trial Systems during January, 2006. EOS and Askion will together test those five units extensively during February, 2006. Askion will produce at least eight additional Pivotal Trial Systems in February, 2006; at least twelve in March, 2006 (for a total of at least 20), and fifteen in April, 2006, or whatever number is required to reach a total of 40. Each of the 35 Pivotal Trial Systems constructed after January, 2006 will undergo testing in the month after production. The dates of final delivery to EOS of each of the 40 Pivotal Trial Systems will depend on the test results. Assuming a favorable outcome, each Pivotal Trial System will be delivered shortly after the completion of testing. If testing identifies defects requiring correction, the parties will work together to establish a schedule for repair of the affected unit, and will jointly assess the impact of the test result on other units. If EOS should request Askion to assemble and deliver more than 40 Pivotal Trial Systems, the parties shall agree upon the schedule for procurement, assembly, testing, and delivery for the extra units.

      5. QUALITY ASSURANCE. Askion shall utilize record-keeping, inventory, and other policies and procedures that allow EOS to comply with US FDA and comparable European standards for the design, development, and production of medical devices, as well as with CE, ISO 9000, UL, and similar standards. Annex 4 sets out a description of such policies and procedures. Askion has consented to the use of its name as the provider of Pivotal Trial Systems in connection with any filings required to be made with the US Food and Drug Administration or other United States agencies or other authoritative entities in order to procure necessary permits, consents, approvals, and the like. Askion represents that it anticipates receiving ISO 9000 certification in the first quarter of 2006 and that the Pivotal Trial Systems will be manufactured in compliance with applicable ISO 9000 standards.


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                                                                    EXHIBIT 10.1

      6. INTELLECTUAL PROPERTY.

a) The final development and manufacture of the Pivotal Trial Systems according to the Specifications is a work for hire, and any inventions inherent in that work shall belong to EOS, provided that EOS shall reimburse Askion for any obligations Askion may incur as a result under the German inventorship laws. Any invention made jointly by employees of EOS and Askion shall be jointly owned. EOS will receive a paid-up, exclusive, world-wide license, with rights to sub-license in connection with the use of the Pivotal Trial Systems and with the use of the technology in subsequent versions of the MelaFind product. EOS also receives the right to utilize any Askion technology embedded in the Pivotal Trial Systems, together with the right to develop literature describing the product and its use. Askion will retain all of its other pre-existing intellectual property rights, with no implied license to EOS. The parties shall keep the terms of this agreement confidential.

   (b) Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose to a third party or use for any purpose other than as provided for in this Agreement any information (including, without limitation, any clinical test data) and materials furnished to it by the other party pursuant to this Agreement (collectively, "Confidential Information"), except to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

          (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

          (iv) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

   (c) Each party may disclose the other's Confidential Information and the existence and terms of this Agreement to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations (including, without limitation, regulations promulgated by the U.S. Securities and Exchange Commission) or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will give reasonable

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                                                                    EXHIBIT 10.1

advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.

   (d) Sections 6(b), (c) and (d) hereof shall survive the termination or expiration of this Agreement for a period of ten (10) years.

   (e) Annex 5 sets out the procedures that will be utilized for identification of each document created or modified by Askion pursuant to this Agreement in order to ensure that EOS retains final ownership of such documents, while Askion may still integrate these documents in its own quality control system. At least one version of each such document must have all of its text in the English language. Askion shall keep complete, accurate and authentic accounts, notes, data and records of work performed under this Agreement, including, without limitation, records pertaining to the methods and facilities used by it for the manufacture, processing, testing, packing, labeling, holding and distribution of Pivotal Trial Systems in accordance with the applicable regulations in the United States [and other countries] so that the Pivotal Trial Systems may be used in human therapies.

      7. LIMITATION OF LIABILITY. Askion shall not be responsible for the proper operation of the MelaFind device. Askion shall not be responsible for the failure of any Pivotal Trial Systems to achieve its intended purpose so long as it has met its delivery Specifications. If a Pivotal Trial System should fail to meet its Specifications, the limit of Askion's liability shall be to correct the defects.

      8. RELATIONSHIP BETWEEN CONTRACTS. This contract does not supersede the First Agreement. This contract shall become binding only upon its execution by Askion and EOS. This Agreement, with its Annexes, comprises the entire agreement between the parties on the subject of sale and purchase of Pivotal Trial Systems, and supersedes all prior negotiations, including the Letter of Intent. No change to these terms shall be binding unless made in writing and signed by authorized representatives of both parties.

      9. In the case of any disagreement that cannot be resolved by a joint technical review committee, the dispute shall be submitted to mandatory arbitration before a panel of three arbitrators convened in Paris, France pursuant to the provisions of the International Chamber of Commerce. Each party shall choose one arbitrator, and the two thus chosen shall select the third, who shall be the chairperson. Judgment on any resulting arbitration award may be sought and entered in any court of jurisdiction. This Agreement shall be governed and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

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                                                                    EXHIBIT 10.1


   ELECTRO-OPTICAL SCIENCES, INC.          ASKION, GMBH.

   /s/ Joseph V. Gulfo                     /s/ Lutz Doms
   ---------------------                   ------------------------------

   Joseph V. Gulfo,                        Lutz Doms,

   President & Chief Executive Officer     Managing Director



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                                                                    EXHIBIT 10.1

                        ANNEXES FOR PIVOTAL TRIAL SYSTEMS

ANNEX 1: SPECIFICATION

The current version of the MelaFind Specification, developed by EOS, is incorporated by reference as Attachment 1. At such time as EOS has developed a final version of the Specification for the Pivotal Trial Systems, the parties shall agree upon an appropriate amendment to this Agreement or its annexes to account for any changes affecting the cost of any item or the manufacturability of the MelaFind unit.

ANNEX 2-A:  BILL OF MATERIALS

The current version of the Bill of Materials, developed by Askion with assistance from EOS, is incorporated by reference as Attachment 2. It is in the form of an Excel spreadsheet, with several tabs. The Bill of Materials includes prices, but these are for Design Prototypes. These prices may be different for Pivotal Trial Systems. At such time as the parties have agreed upon a final version of the Bill of Materials, the parties shall agree upon an appropriate amendment to this Agreement to reflect any change in the cost of any item or in the manufacturability of the MelaFind unit.

ANNEX 2-B: EOS SUPPLY TO ASKION

The Bill of Materials, Attachment 2, includes a tab identifying those parts and subassemblies that EOS shall acquire and supply to Askion.

 ANNEX 2-C: ASKION PROCUREMENT

The Bill of Materials, Attachment 2, includes a tab identifying those parts and subassemblies that as to which Askion shall be responsible for the procurement.

ANNEX 3:  PRICING

Until the parties have agreed upon a per-unit transfer price for the 40 Pivotal Trial Systems, Askion shall be paid its actual cost of manufacture in accordance with the estimate given by Askion. The cost of manufacture equals the following:

      - Price for raw material purchased by Askion including a [ * ] % handling factor for vendor selection, purchasing, testing, warehousing etc., plus

Actual direct and indirect labor costs, and overhead (utilities, fuel, and the like but without fixtures) for assembly of 40 units, estimated at Euro [ * ], not to exceed Euro [ * ], plus actual costs of testing. The testing is to be in compliance with the EOS Test Plan. The parties have informally agreed upon certain elements of a test plan, but have not completed this task. Once the Test Plan has been agreed upon, a copy shall be attached as an Exhibit to this Annex, and the cost of testing shall be specified. At present, it is estimated that the direct and indirect labor costs, and overhead (utilities, fuel, and the like but without fixtures) for assembly, testing and delivery of 40 Pivotal Trial Systems will aggregate Euro [ * ], and will not exceed Euro [ * ].

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ANNEX 4:  APPLICABLE REGULATORY STANDARDS

The Pivotal Trial Systems shall be designed to be capable of satisfying US FDA standards applicable to Medical Devices. To the extent possible, the Pivotal Trial Systems shall be designed in a way that will minimize the amount of subsequent modifications required for subsequent MelaFind units to achieve compliance with European medical device, environmental, and recycling standards. All recordkeeping and other quality standards applicable to either US or European medical device manufacturing shall be enforced.

ANNEX 5:  DOCUMENT PRESERVATION

Reference is made to the Askion MelaFind Project File. This file contains substantially all documents received, altered, or created that relate to the design, the specifications, or the process of assembling MelaFind units, including elements of the Device History File (DHF), the Device History Record,
(DHR), and the Device Master Record (DMR). Askion will transmit the current contents of this file regularly to EOS for storage in the memory of the EOS server using the established computer link. EOS will advise Askion regarding the location on its server where the copy will reside.



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                                                                    EXHIBIT 10.1



                                  ATTACHMENT 1

                             MELAFIND SPECIFICATIONS





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                                                                    EXHIBIT 10.1




                                  ATTACHMENT 2

                                BILL OF MATERIALS





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